Exhibit 10.1

EXECUTION COPY

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of February 18, 2005, among Vistula Communications Services, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1                                 Definitions.  In addition to the terms defined elsewhere in this Agreement: (a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Debentures (as defined herein), and (b) the following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.  With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

“Closing Dates” means, collectively, the dates of the First Closing and the Second Closing.

“Closings” means collectively, the closings of the purchase and sale of the Securities pursuant to Section 2.1, and any reference to “Closing” or “Closings” shall be construed to include the First Closing and the Second Closing unless only one such closing is expressly referred to.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.001 per share, and any securities into which such common stock shall hereinafter have been reclassified into.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Foley Hoag LLP.

“Conversion Price” shall have the meaning ascribed to such term in the Debentures.

“Debentures” means, the 8% Senior Convertible Debentures, in the form of Exhibit A, due, subject to the terms therein, three years from their date of issuance, issued by the Company to the Purchasers hereunder.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1 hereof.

“Effective Date” means the date that the initial Registration Statement filed by the Company pursuant to the Registration Rights Agreement is first declared effective by the Commission.

“Escrow Agent” shall have the meaning set forth in the Escrow Agreement.

“Escrow Agreement” shall mean the Escrow Agreement in substantially the form of Exhibit E hereto executed and delivered contemporaneously with this Agreement.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(r).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, consultants, officers or directors of the Company pursuant to any stock or option plan duly adopted by a majority of the non-employee members of the Board of Directors of the Company or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities issued hereunder or upon the exercise of or conversion of any securities issued hereunder, convertible securities, options or warrants issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise or conversion price of any such securities, (c) warrants issued to an institutional lender licensed as such by a governmental agency in direct connection to a loan for money borrowed or as otherwise permitted by this Agreement and the Transaction Documents, provided such warrant is issued with a strike price at least equal to the market price of the Common Stock on the date of such issuance and is not subject to further price adjustment in respect of subsequent issuances of Common Stock or Common Stock Equivalents at a price below such strike price and the issuance of Common Stock upon exercise of such warrants; (d) Common Stock issued in connection with the settlement of claims or litigation first arising after the First Closing Date up to an aggregate maximum of 500,000 shares; (e) securities issued pursuant to acquisitions, joint ventures or other strategic transactions, including, without limitation, technology transfer and licensing transactions, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities,  (f) securities issued under agreements executed by the Company prior to the date of this Agreement and disclosed in the SEC Reports; and (g) warrants to be issued to the Placement Agent pursuant to an agreement, dated as of February   , 2005, between the Placement Agent and the Company and any warrants to be issued to Persons that are disclosed in Schedule 3.1(s) to this Agreement and the issuance of Common Stock upon exercise of such warrants.

“First Closing” shall have the meaning ascribed to such term in Section 2.1 hereof.

“First Closing Date” means the date of the First Closing.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h) hereof.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o).

“Legend Removal Date” shall have the meaning ascribed to such term in Section 4.1(c).

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction other than rights of first refusal, preemptive rights or restrictions arising under the Transaction Documents or under applicable securities laws.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b) hereof.

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m).

“Maximum Rate” shall have the meaning ascribed to such term in Section 5.17.

“Participation Maximum” shall have the meaning ascribed to such term in Section 4.13.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Placement Agent” shall mean Indigo Securities, LLC.

“Pre-Notice” shall have the meaning ascribed to such term in Section 4.13.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.11.

“Registration Rights Agreement” means the Registration Rights Agreement, dated the date hereof, among the Company and the Purchasers, in the form of Exhibit B attached hereto.

“Registration Statement” means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale of the Underlying Shares by each Purchaser as provided for in the Registration Rights Agreement.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Underlying Shares issuable upon exercise or conversion in full of all Warrants and Debentures , ignoring any conversion or exercise limits set forth therein, and assuming that the Conversion Price is at all times on and after the date of determination 75% of the then Conversion Price on the Business Day immediately prior to the date of determination.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Second Closing” shall have the meaning ascribed to such term in Section 2.1 hereof.

“Second Closing Date” means the date of the Second Closing.

“Securities” means the Debentures, the Warrants, the Warrant Shares and the Underlying Shares.

“Securities Act” means the Securities Act of 1933, as amended.

“Subscription Amount” means, as to each Purchaser, the amounts set forth below such Purchaser’s signature block on the signature pages hereto and next to the headings “First Closing Subscription Amount” and the “Second Closing Subscription Amount”, in United States Dollars and in immediately available funds.

“Subsequent Financing” shall have the meaning ascribed to such term in Section 4.13.

“Subsequent Financing Notice” shall have the meaning ascribed to such term in Section 4.13.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a).

“Trading Day” means a day on which the Common Stock is traded or quoted on a Trading Market.

“Trading Market” means, as applicable, the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market, the Nasdaq SmallCap Market, the OTC Bulletin Board or the “Pink Sheets” published by the Pink Sheets LLC.

“Transaction Documents” means this Agreement, the Debentures, the Warrants, the Registration Rights Agreement, the Escrow Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Underlying Shares” means the shares of Common Stock issuable upon conversion of the Debentures and upon exercise of the Warrants .

“Warrants” means collectively the Common Stock purchase warrants, in the form of Exhibit C delivered to the Purchasers at the First Closing in accordance with Section 2.2 hereof and the warrants issued to Indigo Securities, LLC (“Indigo”) pursuant to the terms of the Placement Agent Agreement entered into by the Company and Indigo, which Warrants shall be exercisable immediately and have a term of exercise equal to 5 years.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.

PURCHASE AND SALE

2.1                                 Closings.  On each Closing Date, upon the terms and subject to the conditions set forth herein, concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and each Purchaser agrees to purchase in the aggregate, severally and not jointly, up to $10,000,000 principal amount of the Debentures and Warrants.  The parties hereto agree that for United States Federal income tax purposes, the issue price of each Debenture shall be not less than 99.26% of its principal amount.  The Closings shall take place in two stages as set forth below (respectively, the “First Closing” and the “Second Closing”).   Upon satisfaction of the conditions set forth in Sections 2.2 and 2.3, the Closings shall occur at the offices of the Escrow Agent, or such other location as the parties shall mutually agree.

a)                                      First Closing.   The First Closing shall be for an aggregate Subscription Amount of not less than  $3,000,000 and shall occur within 5 Trading Days of the date hereof.

b)                                     Second Closing.  The Second Closing shall be for an aggregate Subscription Amount of up to the difference between $10,000,000 and the aggregate principal amount of the Debentures sold at the First Closing, and shall occur within 30 calendar days after the First Closing Date.

2.2                                 Deliveries.

a)                                      At or prior to each Closing, unless otherwise indicated below, the Company shall deliver or cause to be delivered to the Escrow Agent with respect to each Purchaser at such Closing the following:

(i)                                     this Agreement duly executed by the Company;

(ii)                                  a Debenture with a principal amount equal to such Purchaser’s Subscription Amount, registered in the name of such Purchaser;

(iii)                               a Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 75% of such Purchaser’s Subscription Amount divided by $0.75, with an exercise price equal to $1.00, subject to adjustment therein;

(iv)                              the Registration Rights Agreement duly executed by the Company;

(v)                                 a legal opinion of Company Counsel, in the form of Exhibit D attached hereto; and

(vi)                              the Escrow Agreement duly executed by the Company.

b)                                     At or prior to each Closing, unless otherwise indicated below, each Purchaser at such Closing shall deliver or cause to be delivered to the Escrow Agent the following:

(i)                                     this Agreement duly executed by such Purchaser;

(ii)                                  such Purchaser’s Subscription Amount, for the applicable Closing, by wire transfer to the account of the Escrow Agent;

(iii)                               the Escrow Agreement duly executed by such Purchaser; and

(iv)                              the Registration Rights Agreement duly executed by such Purchaser.

2.3                                 Closing Conditions.

a)                                      The obligations of the Company hereunder in connection with each Closing is subject to the following conditions being met:

(i)                                     the accuracy in all material respects when made and on each Closing Date of the representations and warranties of the Purchasers contained herein;

(ii)                                  all obligations, covenants and agreements of the Purchasers required to be performed at or prior to each Closing Date shall have been performed;

(iii)                               the Company shall have received executed Agreements from Purchasers with Subscription Amounts aggregating at least $3,000,000; and

(iv)                              the delivery by the Purchasers of the items set forth in Section 2.2(b) of this Agreement.

b)                                     The respective obligations of the Purchasers hereunder in connection with each Closing are subject to the following conditions being met:

(i)                                     the accuracy in all material respects on each Closing Date of the representations and warranties of the Company contained herein;

(ii)                                  all obligations, covenants and agreements of the Company required to be performed at or prior to each Closing Date shall have been performed;

(iii)                               the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)                              there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v)                                 At any time prior to each Closing Date, trading in securities generally as reported by Bloomberg Financial Markets shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of each Purchaser, makes it impracticable or inadvisable to purchase the Debentures at each Closing.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1                                 Representations and Warranties of the Company.  Except as set forth under the corresponding section of the disclosure schedules delivered to the Purchasers concurrently herewith (the “Disclosure Schedules”) which Disclosure Schedules shall be deemed a part hereof, the Company hereby makes the representations and warranties set forth below to each Purchaser.

(a)                                  Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a).  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  If the Company has no subsidiaries, then references in the Transaction Documents to the Subsidiaries will be disregarded.

(b)                                 Organization and Qualification.  Each of the Company and each Subsidiary is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)                                  Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith other than in connection with the Required Approvals.  Each Transaction Documents has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) the exercise of judicial or administrative discretion in accordance with general equitable principles or public policy, (iii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iv) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)                                 No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)                                  Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents other than (i) filings required pursuant to Section 4.6, (ii) the filing with the Commission of the Registration Statement, (iii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Debentures and Warrants and the listing of the Underlying Shares for trading thereon in the time and manner required thereby and (iv) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f)                                    Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Underlying Shares at least equal to the Required Minimum on the date hereof.

(g)                                 Capitalization.  The capitalization of the Company is as set forth on Schedule 3.1(g).   The Company has not issued any capital stock since such filing other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plan and pursuant to the conversion or exercise of outstanding Common Stock Equivalents.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Securities or as set forth on Schedule 3.1(g), there are no outstanding options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the

Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)                                 SEC Reports; Financial Statements.  Since the date of the filing of its Form 10-SB with the Commission, the Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials and Form 10-SB, as amended to date, including the exhibits to each thereof, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)                                     Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock or option plans. The Company does not have pending before the Commission any request for confidential treatment of information.

(j)                                     Litigation.  Except as set forth in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Except as set forth in the SEC Reports, neither the Company nor any Subsidiary, nor to the knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge or reasonable expectation of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)                                  Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is threatened with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement.

(l)                                     Compliance.  Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business except in each case as could not have a Material Adverse Effect.

(m)                               Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n)                                 Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties.  To the Company’s knowledge, any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases of which the Company and the Subsidiaries are in compliance.

(o)                                 Patents and Trademarks.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and where the failure to  have such rights could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Neither the Company nor any Subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person. To the knowledge and reasonable expectation of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

(p)                                 Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged.  To the best of Company’s knowledge, such insurance contracts and policies are accurate and complete.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q)                                 Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge or reasonable expectation of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge or reasonable expectation of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $60,000 other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company.

(r)                                    Sarbanes-Oxley; Internal Accounting Controls.  The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002 which are applicable to it as of each Closing Date.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the date prior to the filing date of the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

(s)                                  Certain Fees.  Except as set forth on Schedule 3.1(s), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(t)                                    Private Placement.  Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby.  The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

(u)                                 Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(v)                                 Registration Rights.  No Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company prior to the execution of this Agreement.

(w)                               Listing and Maintenance Requirements.  The Company’s Common Stock is registered pursuant to Section 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.

(x)                                   Application of Takeover Protections.  The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

(y)                                 Disclosure.  The Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that constitutes or might constitute material, nonpublic information.  The Company understands and confirms that the Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company.  All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(z)                                   No Integrated Offering Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act or would trigger any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

(aa)                            Solvency.  Based on the financial condition of the Company as of each Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from each Closing Date.  The SEC Reports set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” shall mean (a) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(bb)                          Tax Status.                                     Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary has filed all necessary federal, state and foreign income and franchise tax returns which are true, complete and accurate in all respects and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(cc)                            No General Solicitation. Neither the Company nor, to the knowledge of the Company, any Person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation (as that term is used in Rule 501(c) under the Securities Act) or general advertising.  The Company has offered the Securities for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

(dd)                          Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other Person acting on behalf of the Company, has (i) directly or indirectly, used any corrupt funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended

(ee)                            Accountants.  The Company’s accountants are set forth on Schedule 3.1(ee) of the Disclosure Schedule.  To the Company’s knowledge, such accountants, who the Company expects will express their opinion with respect to the financial statements to be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004, are a registered public accounting firm as required by the Securities Act.

(ff)                                Seniority.  As of each Closing Date, no indebtedness or other equity of the Company is senior to the Debentures in right of payment, whether with respect to interest or upon liquidation or dissolution, or otherwise, other than indebtedness secured by purchase money security interests (which is senior only as to underlying assets covered thereby) and capital lease obligations (which is senior only as to the property covered thereby).

(gg)                          No Disagreements with Accountants and Lawyers.  There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers formerly or presently employed by the Company and, except as set forth in Schedule 3.1(gg), the Company is current with respect to any fees owed to its accountants and lawyers.

(hh)                          Acknowledgment Regarding Purchasers’ Purchase of Securities.  The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Purchasers’ purchase of the Securities.  The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ii)                                  Environmental Laws.  The Company and its Subsidiaries (i) are to the Company’s knowledge in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval; except where such noncompliance or failure to receive permits, licenses or approvals referred to in clauses (i), (ii) or (iii) above could not have, or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(jj)                                  Employee Benefit Plans; ERISA.

(i)                                     Schedule 3.1(jj)(i) sets forth a true, correct and complete list of all employee benefit plans, programs, policies and arrangements, whether written or unwritten (the “Company Plans”), that the Company, any Subsidiary or any other corporation or business which is now or at the relevant time was a member of a controlled group of companies or trades or businesses including the Company or any Subsidiary, within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”), maintain or have maintained on behalf of current or former members, partners, principals, directors, officers, managers, employees, consultants or other personnel.

(ii)                                  There has been no prohibited transaction within the meaning of Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code, with respect to any of the Company Plans; (ii) none of the Company Plans is or was subject to Section 412 of the Code or Section 302 or Title IV of ERISA; and (iv) each of the Company Plans has been operated and administered in all material respects in accordance with all applicable laws, including ERISA.  There are no actions, suits or claims pending or threatened (other than routine claims for benefits), whether by participants, the Internal Revenue Service, the Department of Labor or otherwise, with respect to any Company Plan and no facts exist under which any such actions, suits or claims are likely to be brought or under which the Company or any Subsidiary could incur any liability with respect to a Company  Plan other than in the ordinary course.  None of the Company Plans is or was a multiemployer plan within the meaning of Section 3(37) of ERISA.

(iii)                               Neither the Company nor any Subsidiary has announced, proposed or agreed to any change in benefits under any Company Plan or the establishment of any new Company Plan.  There have been no changes in the operation or interpretation of any Company Plan since the most recent annual report, which would have any material effect on the cost of operating, maintaining or providing benefits under such Company Plan.

(iv)                              Neither the Company nor any Subsidiary has incurred any liability for the misclassification of employees as leased employees or independent contractors.

(v)                                 Except as provided for in this Agreement and in the Transaction Documents, the consummation of the transactions contemplated by this Agreement, either alone or in combination with another event, will not (i) result in any individual becoming entitled to any increase in the amount of compensation or benefits or any additional payment from the Company or any Subsidiary (including, without limitation, severance, golden parachute or bonus payments or otherwise), or (ii) accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any individual.

3.2                                 Representations and Warranties of the Purchasers.    Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of each Closing Date to the Company as follows:

(a)                                  Organization; Authority.  Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser.  Each Transaction Documents to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)                                 Own Account.  Such Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to distributing or reselling such Securities or any part thereof, has no present intention of distributing any of such Securities and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to a Registration Statement or otherwise in compliance with applicable federal and state securities laws).  Such Purchaser is acquiring the Securities hereunder in the ordinary course of its business. Such Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(c)                                  Purchaser Status.  At the time such Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants or converts any Debentures it will be either: (i) an “accredited investor” as defined in

Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)                                 Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)                                  General Solicitation.  Such Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

The Company acknowledges and agrees that each Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1                                 Transfer Restrictions.

(a)                                  The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of a Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement.

(b)                                 The Purchasers agree to the imprinting, so long as is required by this Section 4.1(b), of a legend on any of the Securities in the following form:

[NEITHER] THESE SECURITIES [NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE] [CONVERTIBLE] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE

“SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR REASONABLY SATISFACTORY TO THE COMPANY TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that a Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and the Registration Rights Agreement and, if required under the terms of such arrangement, such Purchaser may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including, if the Securities are subject to registration pursuant to the Registration Rights Agreement, the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

(c)                                  Certificates evidencing the Underlying Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof): (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, or (ii) following any sale of such Underlying Shares pursuant to Rule 144, or (iii) if such Underlying Shares are eligible for sale under Rule 144(k), or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the Effective Date if required by the Company’s transfer agent to effect the removal of the legend hereunder.  If all or any portion of a Debenture or Warrant is converted or exercised (as applicable) at a time when there is an effective registration statement to cover the resale of the Underlying Shares, or if such Underlying Shares may be sold under Rule 144(k) or if such legend is not otherwise required under applicable requirements of the Securities Act (including judicial interpretations thereof) then such Underlying Shares shall be issued free of all legends.

The Company agrees that following the Effective Date or at such time as such legend is no longer required under this Section 4.1(c), it will, no later than three Business Days following the delivery by a Purchaser to the Company or the Company’s transfer agent of a certificate representing Underlying Shares, as applicable, issued with a restrictive legend (such third Business Day, the “Legend Removal Date”), deliver or cause to be delivered to such Purchaser a certificate representing such shares that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.  Certificates for Securities subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Purchasers by crediting the account of the Purchaser’s prime broker with the Depository Trust Company System.

(d)           In addition to such Purchaser’s other available remedies, the Company shall pay to a Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $1,000 of Underlying Shares (based on the closing bid price of the Common Stock on the then principal Trading Market on the date such Securities are submitted to the Company’s transfer agent) delivered for removal of the restrictive legend and subject to this Section 4.1(c), $10 per Business Day (increasing to $20 per Business Day 5 Business Days after such damages have begun to accrue) for each Business Day after the Legend Removal Date until such certificate is delivered without a legend.  Nothing herein shall limit such Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and such Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(e)           Each Purchaser, severally and not jointly with the other Purchasers, agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company’s reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

(f)            Until the earlier of (i) the date that each Purchaser holds less than 20% of the Debentures initially purchased hereunder by such Purchaser or (ii) the one year anniversary of the Effective Date, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Purchasers holding a majority in principal amount outstanding of the Debentures.

4.2           Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions.  The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Underlying Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3           Furnishing of Information.  As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Securities under Rule 144.  The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.4           Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

4.5           Conversion and Exercise Procedures.  The form of Notice of Exercise included in the Warrants and the form of Notice of Conversion included in the Debentures set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants or convert the Debentures.  No additional legal opinion or other information or instructions shall be required of the Purchasers to exercise their Warrants or convert their Debentures.  The Company shall honor exercises of the Warrants and conversions of the Debentures and shall deliver Underlying Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6           Securities Laws Disclosure; Publicity.  The Company shall, by 5:30 p.m. Eastern time on the fourth Business Day following the date hereof, issue a Current Report on Form 8-K, reasonably acceptable to each Purchaser disclosing the material terms of the transactions contemplated hereby, and shall attach the Transaction Documents thereto.  The Company and the Placement Agent shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Placement Agent shall issue any such press release or otherwise make any such public statement in connection with the transactions contemplated hereby without the prior consent of the Company, with respect to any such press release of the Placement Agent, or without the prior consent of each Purchaser, with respect to any such press release of the Company, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of the Placement Agent, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except

(i) as required by federal securities law in connection with the registration statement contemplated by the Registration Rights Agreement and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under subclause (i) or (ii).

4.7           Shareholders Rights Plan.  No claim will be made or enforced by the Company or, to the knowledge of the Company, any other Person that any Purchaser is an “Acquiring Person” under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchasers. The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

4.8           Non-Public Information.  The Company covenants and agrees that it will not and will instruct any other Person acting on its behalf to not provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company.

4.9           Use of Proceeds.  The Company shall use the net proceeds from the sale of the Securities hereunder substantially as set forth in Schedule 4.9 and not for the satisfaction of any portion of the Company’s debt (other than payment of trade payables or accrued expenses in the ordinary course of the Company’s business and prior practices), to redeem any Common Stock or Common Stock Equivalents or to settle any outstanding litigation.

4.10         Reimbursement.  If any Purchaser becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by such Purchaser to or with any current stockholder), solely as a result of such Purchaser’s acquisition of the Securities under this Agreement (unless such action is based upon a breach of such Purchaser’s representation, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such claimant stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance), the Company will reimburse such Purchaser for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.  The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchasers who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchasers and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchasers and any such Affiliate and any such Person.  The Company also agrees that neither the Purchasers nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement except to the extent any covenant or warranty owing to the Company is breached.

4.11         Indemnification of Purchasers.   Subject to the provisions of this Section 4.11, the Company will indemnify and hold the Purchasers and their directors, officers, shareholders, partners, employees and agents (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser’s representation, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such claimant stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party.  The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by the Purchasers in this Agreement or in the other Transaction Documents.

4.12         Reservation and Listing of Securities.

(a)  The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

(b)  If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors of the Company shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 90th day after such date.

(c)  The Company shall, if then applicable: (i) in the time and manner required by the Trading Market or if the Common Stock is listed on another Trading Market, promptly prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing on the Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing, and (iv) maintain the listing of such Common Stock on any date at least equal to the Required Minimum on such date on such Trading Market or another Trading Market.

4.13         Participation in Future Financing. From the date hereof until the six month anniversary of the Effective Date, upon any financing by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (a “Subsequent Financing”), each Purchaser shall have the right to participate in up to 100% of the Subsequent Financing (the “Participation Maximum”).  At least 5 Business Days prior to the closing of the Subsequent Financing, the Company shall deliver to each Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”).  Upon the request of a Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than 1 Business Day after such request, deliver a Subsequent Financing Notice to such Purchaser.  The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the Person with whom such Subsequent Financing is proposed to be effected, and attached to which shall be a term sheet or similar document relating thereto.    If by 5:30 p.m. (New York City time) on the 5th Business Day after all of the Purchasers have received the Pre-Notice, notifications by the Purchasers of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and to the Persons set forth in the Subsequent Financing Notice.  If the Company receives no notice from a Purchaser as of such 5th Business Day, such Purchaser shall be deemed to have notified the Company that it does not elect to participate.  The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 4.13, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 20 Business Days after the date of the initial Subsequent Financing Notice. In the event the Company receives responses to Subsequent Financing Notices from Purchasers seeking to purchase more than the aggregate amount of the Subsequent Financing, each such Purchaser shall have the right to purchase their Pro Rata Portion (as defined below) of the Participation Maximum.  “Pro Rata Portion” is the ratio of (x) the Subscription Amount of

Securities purchased by a participating Purchaser and (y) the sum of the aggregate Subscription Amount of all participating Purchasers.  Notwithstanding the foregoing, this Section 4.13 shall not apply in respect of an Exempt Issuance.

4.14         Subsequent Equity Sales.  From the date hereof until 180 days after the Effective Date, neither the Company nor any Subsidiary shall file a registration statement with respect to any shares of Common Stock or Common Stock Equivalents unless the Company provides each Purchaser with an unconditional opinion of counsel that such other registration statement will not cause the Securities to be integrated with such subsequent offering for purposes of the Securities Act or the rules of any Trading Market; provided, however, the 180 day period set forth in this Section 4.14 shall be extended for the number of Business Days during such period in which (y) trading in the Common Stock is suspended by any Trading Market, or (z) following the Effective Date, the Registration Statement is not effective or the prospectus included in the Registration Statement may not be used by the Purchasers for the resale of the Underlying Shares.  In addition to the limitations set forth herein, from the date hereof until the three year anniversary of the Effective Date, the Company shall be prohibited from effecting or entering into an agreement to effect any (i) equity line of credit financing (including any accounts receivable financing created through the sale of Common Stock or with any Common Stock or Common Stock Equivalent compensation to the lender) or (ii) Subsequent Financing involving a “Variable Rate Transaction” or an “MFN Transaction” (each as defined below).  The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either (A) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities, or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.  The term “MFN Transaction” shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions which grants to an investor the right to receive additional shares based upon future transactions of the Company on terms more favorable than those granted to such investor in such offering. Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages. Notwithstanding the foregoing, this Section 4.14 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction or MFN Transaction shall be an Exempt Issuance.

4.15         Equal Treatment of Purchasers.  No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration is also offered to all of the parties to the Transaction Documents. Further, the Company shall not make any payment of principal or interest on the Debentures in amounts which are disproportionate to the respective principal amounts outstanding on the Debentures at any applicable time.  For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended to treat for the Company the Debenture holders as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of Securities or otherwise.

4.16         Most Favored Nation Provision.  From the date hereof until the earlier of (a) the Securities are no longer outstanding or (b) the Effective Date, any time the Company effects a Subsequent Financing, each Purchaser may elect, in its sole discretion, to exchange all or some of the Debentures then held by it for any securities issued in a Subsequent Financing based on the outstanding principal amount of the Debenture plus accrued but unpaid interest and other fees owed and the effective price at which such securities were sold in such Subsequent Placement.

4.17         Insurance.  Within 45 calendar days of the First Closing, the Company shall obtain a policy of directors and officers liability insurance in an amount of at least $3,000,000 with a retention amount of not more than $300,000.

ARTICLE V.

MISCELLANEOUS

5.1           Termination.  This Agreement may be terminated by any Purchaser, by written notice to the other parties, if the First Closing has not been consummated on or before February      , 2005; provided that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

5.2           Fees and Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities.

5.3           Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5           Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

5.7           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser.  Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Purchasers”.

5.8           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.11.

5.9           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  THE PARTIES HERETO EACH WAIVE ALL RIGHTS TO A TRIAL BY JURY.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10         Survival.  The representations and warranties contained herein shall survive each Closing and the delivery, exercise and/or conversion of the Securities, as applicable for the applicable statute of limitations.

5.11         Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.12         Severability.  If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.13         Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, if any Purchaser exercises a right, election, demand or option under a Transaction Documents and the Company does not timely perform its related obligations within the periods therein provided, such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, in the case of a rescission of a conversion of a Debenture or exercise of a Warrant, the Purchaser shall be required to return any shares of Common Stock subject to any such rescinded conversion or exercise notice.

5.14         Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested.  The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

5.15         Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16         Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Documents or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.17         Usury.  To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by any Purchaser in order to enforce any right or remedy under any Transaction Documents.  Notwithstanding any provision to the contrary contained in any Transaction Documents, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate.  It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date forward, unless such application is precluded by applicable law.  If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to any Purchaser with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by such Purchaser to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at such Purchaser’s election.

5.18         Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Documents are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Documents.  Nothing contained herein or in any Transaction Documents, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

5.19         Liquidated Damages.  The Company’s obligations to pay any partial liquidated damages or other amounts owing under the Transaction Documents is a continuing obligation of the Company and shall not terminate until all unpaid partial liquidated damages and other amounts have been paid notwithstanding the fact that the instrument or security pursuant to which such partial liquidated damages or other amounts are due and payable shall have been canceled.

5.20         Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

VISTULA COMMUNICATIONS SERVICES, INC.			Address for Notice:

By:	/s/	Rupert Galliers-Pratt
	Name:	Rupert Galliers-Pratt	40 Portman Square, 4th Floor
	Title:	Chairman	London W1 6LT United Kingdom ATTN: Chief Executive Officer Fax: +44 (0) 20 7487 4001
With a copy to (which shall not constitute notice):

Foley Hoag LLP 155 Seaport Boulevard Boston, MA 02210 Attn: Paul Bork, Esq. Fax: 617.832.7000

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

[PURCHASER SIGNATURE PAGES TO VISTULA SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	Bushido Capital Master Fund, L.P.
Signature of Authorized Signatory of Purchaser:	/s/ Christopher Rossman
Name of Authorized Signatory:	Christopher Rossman
Title of Authorized Signatory:	Managing Director
Email Address of Purchaser:	rossman@bushidocapital.com

Address for Notice of Purchaser:

c/o Bushido Capital Partners, Ltd.

275 Seventh Avenue, Suite 2000

New York, NY  10001

Address for Delivery of Securities for Purchaser (if not same as above):

First Closing Subscription Amount:   $500,000

Second Closing Subscription Amount:

Warrant Shares:   500,000

EIN Number:  74-3119115

Blocker Provision Election:  Please choose from one of the two options below:

(check one)

☒    My Warrant and Debenture shall contain a 4.99% blocker provision.

☐    My Warrant and Debenture shall contain a 9.99% blocker provision.

[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO VISTULA SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	Oxford Capital Management LLC
Signature of Authorized Signatory of Purchaser:	/s/ Joel T. Comiteau
Name of Authorized Signatory:	Joel T. Comiteau
Title of Authorized Signatory:	President
Email Address of Purchaser:	mbfain@yahoo.com

Address for Notice of Purchaser:

237 Park Ave., Suite 900

New York, NY  10017

Address for Delivery of Securities for Purchaser (if not same as above):

First Closing Subscription Amount:

Second Closing Subscription Amount:

Warrant Shares:

EIN Number:  13-3843197

Blocker Provision Election:  Please choose from one of the two options below:

(check one)

☒    My Warrant and Debenture shall contain a 4.99% blocker provision.

☐    My Warrant and Debenture shall contain a 9.99% blocker provision.

[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO VISTULA SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	Stratford Partners, L.P.
Signature of Authorized Signatory of Purchaser:	/s/ Mark Fain
Name of Authorized Signatory:	Mark Fain
Title of Authorized Signatory:	General Partner
Email Address of Purchaser:	mbfain@yahoo.com

Address for Notice of Purchaser:

237 Park Ave., Suite 900

New York, NY  10017

Address for Delivery of Securities for Purchaser (if not same as above):

First Closing Subscription Amount:   $600,000

Second Closing Subscription Amount:

Warrant Shares:

EIN Number:  36-4457433

Blocker Provision Election:  Please choose from one of the two options below:

(check one)

☒    My Warrant and Debenture shall contain a 4.99% blocker provision.

☐    My Warrant and Debenture shall contain a 9.99% blocker provision.

[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO VISTULA SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	Gryphon Master Fund, L.P.
Signature of Authorized Signatory of Purchaser:	/s/ E.B. Lyon IV
Name of Authorized Signatory:	E.B. Lyon IV
Title of Authorized Signatory:	Authorized Agent
Email Address of Purchaser:	tim@gryphonlp.com

Address for Notice of Purchaser:

100 Crescent Court

Suite 490

Dallas, TX  75201

Address for Delivery of Securities for Purchaser (if not same as above):

First Closing Subscription Amount:   $999,999.75

Second Closing Subscription Amount:

Warrant Shares:   1,000,000

EIN Number:  75-2900328

Blocker Provision Election:  Please choose from one of the two options below:

(check one)

☐    My Warrant and Debenture shall contain a 4.99% blocker provision.

☒    My Warrant and Debenture shall contain a 9.99% blocker provision.

[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO VISTULA SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	GSSF Master Fund, LP
Signature of Authorized Signatory of Purchaser:	/s/ E.B. Lyon IV
Name of Authorized Signatory:	E.B. Lyon IV
Title of Authorized Signatory:	Authorized Agent
Email Address of Purchaser:	tim@gryphonlp.com

Address for Notice of Purchaser:

100 Crescent Court

Suite 490

Dallas, TX  75201

Address for Delivery of Securities for Purchaser (if not same as above):

First Closing Subscription Amount:   $499,999.50

Second Closing Subscription Amount:

Warrant Shares:   499,999

EIN Number:  98-0433969

Blocker Provision Election:  Please choose from one of the two options below:

(check one)

☐    My Warrant and Debenture shall contain a 4.99% blocker provision.

☒    My Warrant and Debenture shall contain a 9.99% blocker provision.

[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO VISTULA SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	Little Wing LP
Signature of Authorized Signatory of Purchaser:	/s/ Parker L. Quillen
Name of Authorized Signatory:	Parker L. Quillen
Title of Authorized Signatory:	President of Quilcap, Quilcap as General Partner
Email Address of Purchaser:	pquillen@littlewinglp.com

Address for Notice of Purchaser:

Quilcap Corp./Little Wing LP

145 East 57th Street, 10th Floor

New York, NY  10022

Address for Delivery of Securities for Purchaser (if not same as above):

First Closing Subscription Amount:   $414,400.21

Second Closing Subscription Amount:

Warrant Shares:   414,400

EIN Number:  13-3778596

Blocker Provision Election:  Please choose from one of the two options below:

(check one)

☒    My Warrant and Debenture shall contain a 4.99% blocker provision.

☐    My Warrant and Debenture shall contain a 9.99% blocker provision.

[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO VISTULA SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	Gamma Opportunity Capital Partners, LP
Signature of Authorized Signatory of Purchaser:	/s/ Jonathan P. Knight
Name of Authorized Signatory:	Jonathan P. Knight
Title of Authorized Signatory:	President/Director
Email Address of Purchaser:	jonathan@siamus.com

Address for Notice of Purchaser:

605 Crescent Executive Ct., Ste. 416

Lake Mary, FL   32746

Address for Delivery of Securities for Purchaser (if not same as above):

First Closing Subscription Amount:   $250,000

Second Closing Subscription Amount:

Warrant Shares:   250,000

EIN Number:  N/A

Blocker Provision Election:  Please choose from one of the two options below:

(check one)

☐    My Warrant and Debenture shall contain a 4.99% blocker provision.

☒    My Warrant and Debenture shall contain a 9.99% blocker provision.

[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO VISTULA SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	Tradewinds Fund Ltd.
Signature of Authorized Signatory of Purchaser:	/s/ Parker L. Quillen
Name of Authorized Signatory:	Parker L. Quillen
Title of Authorized Signatory:	President of Quilcap, Quilcap as Investment Manager
Email Address of Purchaser:	pquillen@littlewinglp.com

Address for Notice of Purchaser:

Quilcap Corp./Tradewinds Fund Ltd.

145 East 57th Street, 10th Floor

New York, NY  10022

Address for Delivery of Securities for Purchaser (if not same as above):

First Closing Subscription Amount:   $85,600.04

Second Closing Subscription Amount:

Warrant Shares:   85,600

EIN Number:  None (offshore fund)

Blocker Provision Election:  Please choose from one of the two options below:

(check one)

☒    My Warrant and Debenture shall contain a 4.99% blocker provision.

☐    My Warrant and Debenture shall contain a 9.99% blocker provision.

[SIGNATURE PAGES CONTINUE]

[PURCHASER SIGNATURE PAGES TO VISTULA SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:	Professional Traders Fund, LLC
Signature of Authorized Signatory of Purchaser:	/s/ Howard Berger
Name of Authorized Signatory:	Howard Berger
Title of Authorized Signatory:	Manager
Email Address of Purchaser:	[illegible]

Address for Notice of Purchaser:

1400 Old County Road, Ste. 1206

Westbury, NY 11590

Address for Delivery of Securities for Purchaser (if not same as above):

First Closing Subscription Amount:   $150,000.00

Second Closing Subscription Amount:

Warrant Shares:   150,000

EIN Number: 11-3615803

Blocker Provision Election:  Please choose from one of the two options below:

(check one)

☒    My Warrant and Debenture shall contain a 4.99% blocker provision.

☐    My Warrant and Debenture shall contain a 9.99% blocker provision.

Exhibit A

8% Senior Convertible Debentures

[see Exhibit 4.1 to this current report]

Exhibit B

Registration Rights Agreement

[see Exhibit 10.2 to this current report]

Exhibit C

Common Stock Purchase Warrant

[see Exhibit 4.2 to this current report]

Exhibit D

Legal Opinion

February 18, 2005

TO:         Each of the Purchasers under the Securities Purchase Agreement

Re:          Securities Purchase Agreement

Ladies and Gentlemen:

We have acted as counsel for Vistula Communications Services, Inc., a Delaware corporation (the “Company”), in connection with the negotiation of the Securities Purchase Agreement by and among the purchasers signatory thereto (the “Purchasers”) and the Company dated as of February 18, 2005 (the “Purchase Agreement”), the Registration Rights Agreement between the Purchasers and the Company dated February 18, 2005 (the “Registration Rights Agreement”), and the Escrow Agreement between the Purchasers, the escrow agent and the Company dated February 18, 2005 (the “Escrow Agreement”).  The Purchase Agreement provides for the issuance and sale by the Company of up to $10,000,000 in aggregate principal amount of convertible debentures (the “Debentures”) and warrants to purchase up to 10,000,000 shares of the Common Stock, $.001 par value per share (the “Common Stock”), of the Company (the “Warrants”) (the shares of Common Stock issued or issuable pursuant to the exercise of the Warrants and conversion of the Debentures are collectively referred to herein as the “Underlying Shares”) (the Escrow Agreement, Purchase Agreement, Registration Rights Agreement, Debentures and Warrants are collectively referred to herein as the “Agreements”).  All terms used herein have the meanings defined for them in the Purchase Agreement unless otherwise defined herein.

This opinion is furnished to you pursuant to the Purchase Agreement.  In rendering the opinions expressed below, we have examined originals or copies of: (i) the Agreements, (ii) the Company’s Certificate of Incorporation, as in effect on the date hereof (“Certificate of Incorporation”), and (iii) the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and we have examined and considered such corporate records, certificates and matters of law as we have deemed appropriate as a basis for our opinions set forth below.  In rendering the opinions expressed below, we have relied, as to factual matters, upon the representations and warranties of the Company contained in the Agreements.

Based upon and subject to the foregoing, we are of the opinion that:

1.             The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business and to own, lease and operate its properties and assets, in each case, as described in the SEC Reports.  Vistula USA, Inc. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business and to own, lease and operate its properties and assets.

2.             The Company has the requisite corporate power and authority to enter into and perform its obligations under the Agreements and to issue the Debentures, the Warrants and the Underlying Shares.  The execution and delivery of the Agreements by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required.  Each of the Agreements has been duly executed and delivered by the Company, and the Debentures and Warrants have been duly executed, issued and delivered by the Company and each of the Agreements constitutes valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

3.             The execution, delivery and performance of the Agreements by the Company and the consummation by the Company of the transactions contemplated thereby, including, without limitation, the issuance of the Debentures, the Warrants and the Underlying Shares, do not and will not (i) result in a violation of the Company’s Certificate of Incorporation or By-Laws; (ii) except as disclosed in the Disclosure Schedules, conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, any material agreement, indenture or instrument listed as exhibits in the SEC Reports to which the Company is a party, except for such conflicts and defaults, as would not, individually or in the aggregate, have a Material Adverse Effect or for which a consent and waiver have been obtained; or (iii) result in a violation of the Delaware General Corporation Law or any federal or Massachusetts law, rule or regulation applicable to the Company or by which any property or asset of the Company is bound or affected, except for such violations as would not, individually or in the aggregate, have a Material Adverse Effect.  To our knowledge, the Company is not in violation of any terms of its Certificate of Incorporation or By-laws.

4.             The issuance of the Debentures, the Warrants, and the Underlying Shares in accordance with the Purchase Agreement will be exempt from registration under the Securities Act of 1933, as amended.  When so issued and paid for, the Debentures, the Warrants and, upon conversion of the Debentures or exercise of the Warrants in accordance with their respective terms, the Underlying Shares, will be duly and validly issued, fully paid and nonassessable, and free of any liens, encumbrances and preemptive or similar rights contained in the Company’s Certificate of Incorporation or By-laws or, to our knowledge, in any agreement to which the Company is a party.

5.             We have not been engaged to devote substantive attention to any actions, suits, proceedings or investigations that are pending against the Company or its properties.  To our knowledge, except as disclosed in the SEC Reports, the Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

6.             The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the Delaware General Corporation Law that is applicable to the Purchasers solely as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities.

7.             As of the date hereof, the authorized capital stock of the Company consists of 100,000,000 shares of Common Stock of which shares 24,454,406 are outstanding and 10,000,000 shares of undesignated Preferred Stock of which none are outstanding.

These opinions are limited to the matters expressly stated herein and are rendered solely for your benefit and may not be quoted or relied upon for any other purpose or by any other person, except that the opinions expressed in paragraph (4) above may be relied upon by Continental Stock Transfer & Trust Company as Transfer Agent.

The opinions expressed herein are subject to the following assumptions, limitations, qualifications and exceptions:

(a)           We have made such legal and factual examinations and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion.

(b)           We have examined, among other things, originals or copies of such corporate records of the Company, certificates of public officials and such other documents and questions of law that we consider necessary or advisable for the purpose of rendering this opinion.  In such examination we have assumed the genuineness of all signatures or original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as copies thereof, the legal capacity of natural persons, and the due execution and delivery of all documents (except as to due execution and delivery by the Company) where due execution and delivery are a prerequisite to the effectiveness thereof.

(c)           As used in this opinion, the expression “to our knowledge” refers to the current actual knowledge of the attorneys of this firm who have worked on matters for the Company solely in connection with the Agreements and the transactions contemplated thereby.

(d)           For purposes of this opinion, we have assumed that you have all requisite power and authority, and have taken any and all necessary corporate action, to execute and deliver the Agreements, and we are assuming that the representations and warranties made by the Purchasers in the Agreements and pursuant thereto are true and correct.

(e)           Our opinion is based upon our knowledge of the facts as of the date hereof and assumes no event will take place in the future which would affect the opinions set forth herein other than future events contemplated by the Agreements.  We assume no duty to communicate with you with respect to any change in law or facts which comes to our attention hereafter.

(f)            In rendering the opinion in paragraph 1 with respect to legal existence and good standing of the Company in the State of Delaware, we have relied solely upon a certificate of the Secretary of State of Delaware and we express such opinion as of the date of such certificate.  In rendering the opinion in paragraph 1 with respect to legal existence and good standing of Vistula USA, Inc. in the State of Delaware, we have relied solely upon a certificate of the Secretary of State of Delaware and we express such opinion as of the date of such certificate.  We express no opinion as to the tax good standing of the Company or any of its subsidiaries.

(g)           In rendering the opinion in paragraph 5 with respect to litigation and related proceedings, we have relied upon a certificate of the Chief Financial Officer and Chairman of the Board of the Company (the “Certificate”) without further investigation.  In particular, we have not searched the dockets of the courts or government agencies or instrumentalities of any jurisdictions.

(h)           In rendering the opinion expressed in paragraph 7 with respect to capitalization, we have relied upon the Certificate without further investigation.

We have made such examination of Massachusetts law, federal law, and the Delaware General Corporation Law as we have deemed necessary for the purpose of this opinion.  In rendering opinions concerning the Delaware General Corporation Law, we have, with your consent, relied exclusively upon a review of published statutes.  In rendering opinions respecting the enforceability of the Agreements, we have assumed, with your consent and without any research or other confirmation, that the laws of the State of New York are identical in all respects to the laws of The Commonwealth of Massachusetts.  We express no opinion herein as to the laws of any jurisdiction other than The Commonwealth of Massachusetts, the federal laws of the United States of America and the Delaware General Corporation Law.

The opinions expressed herein are qualified to the extent that (1) the enforceability of any provisions of the Agreements or any instrument or of any right granted thereunder may be subject to or affected by any bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar law of general application relating to or affecting the rights or remedies of creditors generally, which law may be in effect from time to time, (2) the remedy of specific performance or any other equitable remedy may be unavailable or may be withheld as a matter of judicial discretion, (3) equitable principles and principles of public policy may be applied in construing or enforcing the provisions of the Agreements or of any other agreement, instrument or document, and (4) the enforceability, validity or binding effect of any remedial provision of the Agreements may be limited by applicable law which may limit particular rights and remedies but not so as to interfere materially with the practical realization of the benefits intended to be provided to you by the Agreements.  In addition, the opinions expressed herein are subject to the qualification that the enforcement of any of your rights are in all cases subject to the your implied duty of good faith and fair dealing.

We express no opinion herein as to the validity or enforceability of any provision of the Agreements or any other instrument or document to the extent that such provision purports to (1) constitute a waiver by the Company of any statutory right except where advance waiver is expressly permitted by the relevant statute; (2) require the Company to indemnify or to hold harmless you or any other person or entity from the consequences of any negligent or other wrongful act or omission of you or such other person or entity; (3) provide for indemnification or contribution by the Company in connection with the Agreements, the transactions contemplated thereby or otherwise to the extent such indemnification or contribution may be limited by applicable laws or as a matter of public policy; or (4) constitute a waiver of any right to a hearing on or adjudication of any issue or the right to trial by jury.  We express no opinion with respect to whether any of the provisions of the Agreements or the transactions contemplated by the Agreements comply with the usury laws of any jurisdiction.

This opinion is furnished to the Purchasers solely for their benefit in connection with the transactions described above and, except as otherwise expressly set forth herein, may not be relied upon by any other person or for any other purpose without our prior written consent.

Very truly yours,

Exhibit E

Escrow Agreement

[see Exhibit 10.4 to this current report]